As filed with the Securities and Exchange Commission on ___________, 1996
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              --------------------

                         WELLPOINT HEALTH NETWORKS INC.
             (Exact name of Registrant as specified in its charter)

            California                                95-3760980
  (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)               Identification Number)

                               21555 Oxnard Street
                        Woodland Hills, California      91367
               (Address of principal executive offices) (zip code)

                              --------------------

           WELLPOINT HEALTH NETWORKS INC. EMPLOYEE STOCK PURCHASE PLAN
             WELLPOINT HEALTH NETWORKS INC. STOCK OPTION\AWARD PLAN
            WELLPOINT HEALTH NETWORKS INC. EMPLOYEE STOCK OPTION PLAN
        SALARY DEFERRAL SAVINGS PROGRAM OF WELLPOINT HEALTH NETWORKS, INC
                            (Full title of the plan)

                              --------------------

                              LEONARD D. SCHAEFFER
                         Chairman of the Board and Chief
                           Executive Officer WELLPOINT
                              HEALTH NETWORKS INC.
              21555 Oxnard Street, Woodland Hills, California 91367
                     (Name and address of agent for service)
                                 (818) 703-4000
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                              Barry W. Homer, Esq.
                             William L. Hudson, Esq.
                         Brobeck, Phleger & Harrison LLP
                                One Market Plaza
                               Spear Street Tower
                         San Francisco, California 94105

                              --------------------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462 thereunder.


                        CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                              Proposed         Proposed
  Title of                                                     Maximum          Maximum
 Securities                              Amount               Offering         Aggregate         Amount of
   to be                                 to be                 Price           Offering         Registration
Registered (1)                        Registered (2)         per Share (3)      Price (3)           Fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value,
issued pursuant to:


WellPoint Health Networks Inc.            400,000            $35.625          $14,250,000       $ 4,914
Employee Stock Purchase Plan            ---------            --------         -----------       ----------

WellPoint Health Networks Inc.          2,600,000            $35.625          $92,625,000       $31,940
Stock Option\Award Plan                 ---------            --------         -----------       ----------

WellPoint Health Networks Inc.          2,000,000            $35.625          $71,250,000       $24,569
Employee Stock Option Plan              ---------            --------         -----------       ----------

Salary   Deferral  Savings  Program of    500,000            $35.625          $17,812,500       $ 6,142
WellPoint Health Networks Inc. (1)      ---------            --------         -----------       ----------

====================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Salary Deferral Savings Program of WellPoint Health Networks Inc.

(2) This Registration Statement also covers any additional shares of Common Stock that are acquired under the employee benefit plans listed above by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per share of Common Stock of WellPoint Health Networks Inc. on May 30, 1996, as reported by the New York Stock Exchange.



                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Certain Documents by Reference

                  The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission by the Registrant:

         (a) The Annual Report on Form 10-K for the year ended December 31, 1995 and Quarterly Report of Form 10-Q for the quarter ending March 31, 1996 (File No. 01-11628) of WellPoint Health Networks Inc., a Delaware corporation and a subsidiary of the Registrant ("Old WellPoint"), which was merged into the Registrant, which was renamed WellPoint Health Networks Inc., effective May 20, 1996;

         (b) Old WellPoint's Current Reports on Form 8-K dated January 5, 1996, February 20, 1996 and March 5, 1996;

         (c)      The  Registrant's  Current  Report  on Form 8-K  dated May 20,
                  1996;

         (d) The description of the terms, rights and provisions applicable to the Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-B, File No. 1-14340, filed with the Commission on May 20, 1996 and any amendment or report filed for the purpose of updating such description filed after the date of this Registration Statement; and

         (e) The Salary Deferral Savings Program of WellPoint Health Network Inc.'s latest annual report on Form 11-K filed with the Commission on June 29, 1995.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

                  Not applicable.


Item 5.   Interests of Named Experts and Counsel

                  Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Registrant is incorporated in California. Under Section 317 of the California Corporation Code (the "CCC"), a California corporation generally has the power to indemnify its present and former directors and officers against expenses, judgments, fines, settlements and other amounts actually paid and reasonably incurred

                                      II-1.

by them in connection with any threatened, pending or completed action or proceeding so long as they acted in good faith and in a manner they reasonably believed to be in the best interests of the company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

         The Articles of Incorporation of the Registrant (the "Articles") and the Bylaws of the Registrant (the "Bylaws") provide that the Registrant (i) must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Registrant or of a Predecessor Corporation (as defined below) against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding to the fullest extent and in the manner set forth in and permitted by the CCC and any other applicable law, as from time to time in effect and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Registrant (or a Predecessor Corporation), or is or was serving at the request of the Registrant (or a Predecessor Corporation), as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding to the extent and in the manner set forth in and permitted by the CCC and any other applicable law as from time to time in effect. For purposes of the Articles and the Bylaws, "Predecessor Corporation" means WellPoint Health Networks Inc., a Delaware corporation ("Old WellPoint"), and its subsidiaries, as such corporations existed prior to the effective time of the merger of Old WellPoint into Blue Cross of California (pursuant to the Amended and Restated Recapitalization Agreement dated as of March 31, 1995 (the "Recapitalization Agreement") among Blue Cross of California, a California nonprofit public benefit corporation ("BCC"), Old WellPoint and Western Health Partnerships and Western Foundation for Health Improvement. The Registrant is the surviving corporation of such merger.

         Section 204(a)(10) of the CCC provides that articles of incorporation may, subject to certain provisos, contain a provision eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the company for breach of a director's duty to the company and its shareholders. The Articles provide that the liability of the directors of the Registrant for monetary damages will be eliminated to the fullest extent permissible under California law.

         Pursuant to the Recapitalization Agreement, from and after the effective time thereof, and for a period of six years thereafter, the Registrant will continue the indemnification rights of present and former directors and officers of BCC provided for in BCC's charter documents as in effect on the date immediately prior to the conversion of BCC from a non-profit corporation to a for-profit corporation (the "BCC Conversion"), with respect to indemnification for acts and omissions occurring prior to the effective time for so long as such matters that have arisen prior to the end of such six-year period remain outstanding.

         The Recapitalization Agreement also provides that, subject to certain provisos, for three years after the effective time of the merger, the Registrant will cause to be maintained the policies of the officers' and directors' liability insurance maintained by BCC as in effect on the date immediately preceding the BCC Conversion covering the persons who are presently covered by such company's respective officers' and directors' liability policies with respect to actions and omissions occurring prior to and including the effective time to the extent available.

         The preceding discussion of the Articles, the Bylaws, Sections 317 and 204(a)(10) of the CCC and the Recapitalization Agreement is not intended to be exhaustive and is qualified in its entirety by reference to the Articles, the Bylaws, Sections 317 and 204(a)(10) of the CCC and the Recapitalization Agreement.



Item 7.  Exemption from Registration Claimed

                  Not Applicable.

                                      II-2.

Item 8.  Exhibits

Exhibit Number       Exhibit
- -------------        -------

     4.1 Amended and Restated Articles of Incorporation of the Company (Filed as Exhibit 3.1 to the Company's Current Report on Form 8-K dated May 20, 1996 and incorporated herein by this reference).
     4.2 Bylaws of the Company (Filed as Exhibit 3.2 to the Company's Current Report on Form 8-K dated May 20, 1996 and incorporated herein by this reference).
     4.3 Agreement of Merger dated as of May 20, 1996 by and among the Company, Old WellPoint, Western Health Partnerships and Western foundation for Health Improvement (Filed as Exhibit
                  3.3 to the Company's Current Report on Form 8-K dated May 20, 1996 and incorporated herein by this reference).
     4.4 Share Escrow Agent Agreement (Filed as Exhibit 99.4 to the Company's Current Report on Form 8-K dated May 20, 1996 and incorporated herein by this reference).
     4.5          WellPoint Health Networks Inc. Employee Stock Purchase Plan.
     4.6          WellPoint Health Networks Inc. Stock Option\Award Plan.
     4.7          WellPoint Health Networks Inc. Employee Stock Option Plan.
     4.8          Salary Deferral Savings Program of WellPoint Health Networks
                  Inc.
     5.1          Opinion of Brobeck Phleger & Harrison LLP.
     5.2 Internal Revenue Service determination letter, dated November 8, 1995, that the WellPoint Health Networks Inc. Salary Deferral Savings Program is qualified under Section 401 of the Internal Revenue Code.
     23.1         Consent of Coopers & Lybrand L.L.P.
     23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
     24 Power of Attorney. Reference is made to the signature page of this Registration Statement.



Item 9.  Undertakings.


         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement; and (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                      II-3.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                      II-4.

                                   SIGNATURES

                  Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on this 21st day of May, 1996.


                                          WELLPOINT HEALTH NETWORKS INC.


                                          By: /s/ Leonard D. Schaeffer
                                             -----------------------------------
                                             Leonard D. Schaeffer
                                             Chairman of the Board and
                                             Chief Executive Officer



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of WellPoint Health Networks Inc., a California corporation, do hereby constitute and appoint Leonard D. Schaeffer, Chairman of the Board of Directors and Chief Executive Officer and Thomas C. Geiser, Esq., Executive Vice President, General Counsel and Secretary, or any one of them, the lawful attorney-in-fact and agent, each with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signatures                 Title                                        Date
- ----------                 -----                                        ----


/s/ Leonard D. Schaeffer
- ------------------------   Chairman of the Board of Directors       May 21, 1996
Leonard D. Schaeffer       and Chief Executive Officer
                           (Principal Executive Officer)

/s/ Howard G. Phanstiel
- ------------------------   Executive Vice President, Finance        May 21, 1996
Howard G. Phanstiel        and Information Services (Principal
                           Financial Officer)


                                      II-5.

Signatures                     Title                                    Date
- ----------                     -----                                    ----


/s/ Yon Y. Jorden
- --------------------------   Senior Vice President and              May 21, 1996
Yon Y. Jorden                Chief Financial Officer (Principal
                             Accounting Officer)

/s/ David R. Banks
- --------------------------   Director                               May 21, 1996
David R. Banks


/s/ W. Toliver Besson, Esq.
- --------------------------   Director                               May 21, 1996
W. Toliver Besson, Esq.


/s/ Roger E. Birk
- --------------------------   Director                               May 21, 1996
Roger E. Birk


/s/ Stephen L. Davenport
- --------------------------   Director                               May 21, 1996
Stephen L. Davenport


/s/ Julie A. Hill
- --------------------------   Director                               May 21, 1996
Julie A. Hill


/s/ Robert T. Knight
- -------------------------    Director                               May 21, 1996
Robert T. Knight


/s/ Elizabeth A. Sanders
- -------------------------    Director                               May 21, 1996
Elizabeth A. Sanders


                  Salary Deferral Savings Program. Pursuant to the requirements of the Securities Act of 1933, as amended, the 1994 Restatement of the Salary Deferral Savings Program of WellPoint Health Networks, Inc. has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on this day of May 21, 1996.


                                    SALARY DEFERRAL SAVINGS PROGRAM OF WELLPOINT
                                    HEALTH NETWORKS, INC.


                                    By: /s/ Thomas C. Geiser
                                       -----------------------------------------


                                      II-6.

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                         WELLPOINT HEALTH NETWORKS INC.







                                      II-7.

                                                   EXHIBIT INDEX


Exhibit
 Number          Exhibit
- -------          -------

  4.1 Amended and Restated Articles of Incorporation of the Company (Filed as Exhibit 3.1 to the Company's Current Report on Form 8-K dated May 20, 1996 and incorporated herein by this reference).

  4.2 Bylaws of the Company (Filed as Exhibit 3.2 to the Company's Current Report on Form 8-K dated May 20, 1996 and incorporated herein by this reference).

  4.3 Agreement of Merger dated as of May 20, 1996 by and among the Company, Old WellPoint, Western Health Partnerships and Western foundation for Health Improvement (Filed as Exhibit 3.3 to the Company's Current Report on Form 8-K dated May 20, 1996 and incorporated herein by this reference).

  4.4 Share Escrow Agent Agreement (Filed as Exhibit 99.4 to the Company's Current Report on Form 8-K dated May 20, 1996 and incorporated herein by this reference).

  4.5            WellPoint Health Networks Inc. Employee Stock Purchase Plan.

  4.6            WellPoint Health Networks Inc. Stock Option\Award Plan

  4.7            WellPoint Health Networks Inc. Employee Stock Option Plan

  4.8            Salary Deferral  Savings  Program of WellPoint  Health Networks
                 Inc.

  5.1            Opinion of Brobeck Phleger & Harrison LLP

  5.2 Internal Revenue Service determination letter, dated November 8, 1995, that the WellPoint Health Networks Inc. Salary Deferral Savings Program is qualified under Section 401 of the Internal Revenue Code

 23.1            Consent of Coopers & Lybrand L.L.P.

 23.2            Consent of  Brobeck,  Phleger & Harrison  LLP is  contained  in
                 Exhibit 5.

 24 Power of Attorney. Reference is made to the signature page of this Registration Statement.